UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2026

VIP Play, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8400 W. Sunset Rd., Suite 300, Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 783-9435

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On April 7, 2026, VIP Play, Inc., a Nevada corporation (the “Company,” “we” or “our”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report the creation of a direct financial obligation and the compensatory arrangements of certain officers.

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends and restates the Original Form 8-K in its entirety, and is being filed for the sole purposes of removing the disclosure under Item 5.02 regarding compensatory arrangements of certain officers. On February 13, 2026, our board of directors approved granting stock options under our stock option plan titled “2023 Stock Plan, as amended and restated effective October 3, 2025” (the “2023 Plan”) to purchase an aggregate of 3.7 million shares of our common stock (the “Options”), including 1,500,000 of the Options to Mr. John Dermody, our VP of Operations (the “Dermody Options”).

As of May 11, 2026, the Options, including the Dermody Options, have not yet been formally granted as required by and in accordance with the terms and conditions of the 2023 Plan. At such time as the Dermody Options or other executive officer equity compensation is formally granted, the appropriate disclosure under Item 5.02 will be provided.

Other than the removal of Item 5.02, and all of the information disclosed thereunder and the three exhibits relating thereto, this Amendment is identical to the Original Form 8-K.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In a Current Report on Form 8-K filed on April 2, 2025, we disclosed that on March 31, 2025, the Company entered into a First Amended and Restated Discretionary Convertible Revolving Line Of Credit Demand Note with Excel Family Partners, LLLP, a Florida limited liability limited partnership (“Excel”) in the principal amount of not more than $14,000,000 (the “Note”). Excel is controlled by Mr. Bruce Cassidy, our Secretary and sole member of our board of directors. The Note does not constitute a committed line of credit. Loans under the Note are made by Excel in its sole and absolute discretion. Upon repayment of any amount of principal or interest under the Note, we may not reborrow under the Note.

The aggregate outstanding principal balance of all loans under the Note as of the date we entered into the Note was $12,097,000. We borrowed an additional aggregate amount of $1,500,000 in six separate draws under the Note from January 9, 2026 through February 13, 2026. As of February 19, 2026, the aggregate outstanding principal balance of all loans under the Note is $23,286,313.

All loans made under the Note accrue interest at a fixed rate per annum equal to 12.0% (the “Fixed Rate”). The outstanding principal and accrued and unpaid interest under the Note are due and payable upon demand. We have the right to prepay the Note, in whole or in part, at any time; provided, however, we must: (i) provide Excel prior written notice of our intention to make such prepayment; and (ii) pay to Excel all interest accrued on the outstanding principal balance of the Note to the date of such prepayment.

If we: (i) fail to comply with any provision under the Note, including, but not limited to, failing to immediately pay all amounts due to Excel after demand thereof is made; or (ii) become subject to certain bankruptcy or insolvency events, at the option of Excel, the unpaid principal amount of the Note, accrued interest thereon, any fees or any other sums payable thereunder will thereafter until paid in full bear interest at a rate per annum equal to the Fixed Rate plus 2.00%.

Excel may, at its sole option, upon written notice, convert all or any portion of the indebtedness incurred under the Note (“Debt”) into fully paid and non-assessable common stock shares (“Shares”) at a conversion price in an amount equal to the product of the Lowest Recent Price multiplied by 80%. The Lowest Recent Price is the lowest price per Share that we have sold one or more Shares to an investor or lender within the 12-month period prior to an applicable date of conversion; provided, however, that if no Shares were sold within such 12-month period, the Lowest Recent Price will be $0.50 per Share.

In case of a stock split, a stock combination, or a reverse stock split of the Shares, the number of Shares into which any Debt may be converted and the conversion price shall be proportionately adjusted in the manner determined by the Board acting in good faith. Furthermore, in connection with any reclassification, capital reorganization, or other change of outstanding Shares, or in case of any consolidation or merger of the Company with or into another entity, Excel shall have the right thereafter, by converting the Debt, to receive upon such conversion the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization, or other change, consolidation or merger by a holder of the number of Shares that could have been received upon conversion of the Debt immediately prior to such reclassification, capital reorganization, or other change, consolidation or merger.

The full text of the Note is attached as Exhibit 10.1 hereto and is incorporated by reference herein. You are urged to read said exhibit attached hereto in its entirety.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	First Amended and Restated Discretionary Convertible Revolving Line Of Credit Demand Note dated as of March 31, 2025 made by VIP Play, Inc. (incorporated by reference to Exhibit 10.1 to VIP Play, Inc. Current Report on Form 8-K filed on April 2, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2026	VIP PLAY, INC.

	By:	/s/ Les Ottolenghi
Les Ottolenghi, CEO

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